Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Savings Plan for the Employees of Ethyl Corporation (the “Plan”) for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce R. Hazelgrove, III, Chairman of the Savings Plan Committee of the Plan, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Bruce R. Hazelgrove, III

Bruce R. Hazelgrove, III

    Chairman of the

    Savings Plan Committee

June 27, 2003

*A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in the typed form within the electronic version of this written statement required by Section 906, has been provided to the Savings Plan for the Employees of Ethyl Corporation (the “Plan”) and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.